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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-39449, filed on November 4, 1997 of Safeskin Corporation on Form S-8 and on Registration Statement No. 333-40017 of Safeskin Corporation filed on November 12, 1997 on Form S-8 of our report dated February 17, 1997, appearing in this Annual Report on Form 10-K of Safeskin Corporation for the year ended December 31, 1997.



                                         COOPERS & LYBRAND L.L.P.



San Diego, California
March 26, 1998